                                                                  Exhibit (a)(6)

                         EDUCATION LENDING GROUP, INC.

                                EXCHANGE OFFER
                                      FOR
                       16,300,866 SHARES OF COMMON STOCK

TO OUR CLIENTS:

   Enclosed for your consideration is a Prospectus, dated August 11, 2003 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer by Education Lending Group, Inc. ("Education Lending Group") to exchange one share of common stock, par value $.001 per share (the "Common Stock") (registered by the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 7,
2003), for each currently outstanding share (on a fully diluted basis) of Common Stock, par value $.001, of Education Lending Group (the "Exchange Offer"). Subject to the terms and conditions of the Exchange Offer, Education Lending Group will issue one registered share of Common Stock in exchange for up to 16,300,866 shares of Common Stock, representing 100% of the outstanding shares of Common Stock on a fully diluted basis as of August 7, 2003, that, in each case, are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. For a more detailed description of the purpose of the Exchange Offer and the Common Stock that Education Lending Group is proposing to issue in the Exchange Offer, please see the sections of the Prospectus titled "The Exchange Offer--Purpose of Exchange Offer," and "The Exchange Offer--Description and Effect of Exchange Offer." Education Lending Group reserves the right to terminate or amend the Exchange Offer, in its sole and absolute discretion, in accordance with the terms set forth in the sections of the Prospectus titled "The Exchange Offer--Conditions to the Exchange Offer," and "The Exchange Offer--Expiration Date; Extension and Amendment." Education Lending Group reserves the right, in its sole and absolute discretion, to extend the period of time during which the Exchange Offer is open. The Exchange Offer is open to all holders of Common Stock and is subject to customary conditions. Subject to applicable securities laws and the terms set forth in the Prospectus, Education Lending Group reserves the right to waive any and all conditions other than receipt of necessary government approvals on or before the expiration of the Exchange Offer.

   These materials are being forwarded to you as the beneficial owner of Common Stock held by us for your account but not registered in your name. A TENDER OF THE COMMON STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf any Common Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender any Common Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, on September 22, 2003, unless extended.

   Education Lending Group, in its sole and absolute discretion, may extend the Exchange Offer. Any Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

   Your attention is directed to the following:

  .   The Exchange Offer is for up to 16,300,866 outstanding shares of Common
      Stock.

  . The Exchange Offer is subject to the terms and conditions set forth in the Prospectus in the sections under the heading "The Exchange Offer."

  . Any transfer taxes incident to the exchange of Common Stock will be paid by Education Lending Group, except as otherwise provided in the Letter of Transmittal.

  . The Exchange Offer expires at 5:00 p.m., Eastern Standard Time, on September 22, 2003, unless extended by Education Lending Group in its sole and absolute discretion.

If you wish to have us tender any Common Stock, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER COMMON STOCK.

          INSTRUCTIONS TO BROKERS, DEALERS, BANKS, AND OTHER NOMINEES
                      WITH RESPECT TO THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Education Lending Group, Inc. with respect to its Common Stock.

   This will instruct you to tender the Common Stock held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   [_] Please tender Common Stock held by you for my account as indicated below:

   Common Stock: __________ (number of shares of Common Stock)

   [_] Please do not tender any Common Stock held by you for my account.

   [_] Not applicable.

Dated: ____________________________, 2003

Signature(s):                            Print Name(s) here:

--------------------------------------   --------------------------------------

--------------------------------------   --------------------------------------

(Print Address(es)):

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(Area Code and Telephone Number(s)):     (Tax Identification or Social Security
                                         Number(s)):
--------------------------------------
                                         --------------------------------------
--------------------------------------
                                         --------------------------------------

NONE OF THE COMMON STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO IN A TIMELY MANNER. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

                                      2